UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2005

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan		48034

(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     Annual Incentive Compensation Plan

          On February 10, 2005, the Compensation Committee of the Board of Directors of Lear Corporation (“Lear”) adopted, subject to stockholder approval, the revised Lear Corporation Annual Incentive Compensation Plan (the “Plan”). On May 5, 2005, at Lear’s 2005 Annual Meeting of Stockholders, Lear’s stockholders approved the Plan. The following summary of the Plan is qualified in its entirety by the terms of the Plan, a copy of which is incorporated by reference herein as Exhibit 10.1.

          The purpose of the Plan is to provide incentives for business performance, reward contributions towards goals consistent with Lear’s business strategy and enable Lear to attract and retain highly qualified employees. The Plan provides for the grant of performance-based cash awards only. The material terms of the Plan are substantially the same as Lear’s prior Annual Incentive Compensation Plan, which it replaced.

          Awards under the Plan will be payable only upon the satisfaction of objective performance criteria established by the Compensation Committee. The Compensation Committee will establish the objective performance criteria based upon financial measurements discussed in detail in the Annual Incentive Compensation Plan. Awards will be based on a percentage of the recipient’s base salary (not to exceed 250%) and generally will be paid in the first two and one-half months after the end of the applicable performance period.

          The Plan may be amended or terminated at any time by the Board of Directors or the Compensation Committee, subject to any required stockholder approval. The Plan shall remain in effect until all awards have been paid or forfeited, but no awards will be payable for any performance period that would end after the first stockholder meeting that occurs in 2010, unless the plan is extended by the Board of Directors, subject to any required stockholder approval. Notwithstanding the adoption of the Plan, the Compensation Committee retains the right to award cash bonuses outside of the Plan under appropriate circumstances, including bonuses that may not be deductible under Section 162(m) of the Internal Revenue Code in whole or in part.

     Executive Supplemental Savings Plan, as amended and restated

          On Wednesday, May 4, 2005, the Compensation Committee of the Board of Directors of Lear amended and restated the Lear Corporation Executive Supplemental Savings Plan (the “ESSP”). The ESSP has been amended to clarify the participation, vesting, and distribution provisions therein. The following summary of the ESSP is qualified in its entirety by the terms of the ESSP, a copy of which is filed as Exhibit 10.2 hereto.

          The ESSP allows participants to defer compensation which is credited to a notional account. Amounts deferred under the ESSP earn deemed interest, which is credited at the Prime Rate (as defined in the ESSP) in effect at the beginning of each calendar quarter. The ESSP also provides benefits that compensate eligible participants for the loss of benefits they experience under the Lear Corporation Salaried Retirement Savings Plan (the “Savings Plan”) and other Lear retirement plans by reason of their elections to defer a portion of their compensation under the ESSP or the Management Stock Purchase Plan. Eligibility to participate in the ESSP is limited to designated employees of Lear and its affiliates who participate in the Savings Plan, the Lear Corporation Pension Plan and, on a limited basis, to U.S. participants in the Management Stock Purchase Plan.

Section 8 — Other Events

Item 8.01 Other Events.

          Lear held its 2005 Annual Meeting of Stockholders on May 5, 2005. At the Annual Meeting, stockholders elected all four of the director nominees, ratified the appointment of Ernst & Young LLP as Lear’s independent registered public accounting firm for 2005 and approved the Annual Incentive Compensation Plan. Lear will set forth the vote totals for these proposals in its next required periodic report to be filed with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

          (c) Exhibits

Exhibit
Number	Description
Exhibit 10.1	Lear Corporation Annual Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to Lear Corporation’s Current Report on Form 8-K dated February 15, 2005).

Exhibit 10.2	Lear Corporation Executive Supplemental Savings Plan, as amended and restated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: May 10, 2005	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi

		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Lear Corporation Annual Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to Lear Corporation’s Current Report on Form 8-K dated February 15, 2005).

Exhibit 10.2	Lear Corporation Executive Supplemental Savings Plan, as amended and restated.

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